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                                                                    EXHIBIT 4.41


                                              New Vistas Investments Corporation


                   BRIDGE PROMISSORY NOTE CONVERSION AGREEMENT


         The undersigned is the holder of a Bridge Promissory Note of Electronics Accessory Specialists International, Inc., a Delaware corporation (the "Company"), the original of which is attached hereto (the "Bridge Note"). The undersigned hereby converts the principal of and accrued interest on the Bridge Note into Units (or a fraction thereof, if such principal and interest does not equal a full Unit), on the terms and conditions set forth in that certain Confidential Private Offering Memorandum, dated as of September 11, 1997, of the Company (the "POM"); and hereby delivers to the Company executed documents in order to subscribe for Units as provided in the POM; it being acknowledged and agreed that payment for the shall be considered satisfied by the foregoing conversion of the Bridge Note. The undersigned also agrees that interest on the Bridge Note shall cease to accrue as of the date hereof.

Dated: September 11, 1997.

                                    New Vistas Investments Corporation
                                    --------------------------------------------
                                    Name: (If legal entity)

                                    By: /s/ JEFFREY R. HARRIS
                                    --------------------------------------------
                                    Printed: Jeffrey R. Harris
                                    --------------------------------------------
                                    Title: President
                                    --------------------------------------------
                                                  (If applicable)


AGREED TO AND ACCEPTED as of the date
first set forth above

ELECTRONICS ACCESSORY SPECIALISTS
INTERNATIONAL, INC.

By: /s/ CHARLES R. MOLLO
   --------------------------------------
Charles R. Mollo
Chief Executive Officer